UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported)	January 26, 2006

Del Global Technologies Corp.
(Exact Name of Registrant as Specified in Charter)

New York	000-03319	13-1784308
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Park, Valhalla, New York		10595
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(914) 686-3650

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 23, 2005, the registrant acquired the balance of the capital stock of Villa Sistemi Medicali S.p.A. that the registrant did not already own, thus causing Villa Sistemi Medicali S.p.A. to become a wholly owned subsidiary of the registrant. Pursuant to the terms of that certain Loan and Security Agreement, dated as of August 1, 2005 and as amended on December 12, 2005 (the “Loan Agreement”), among the registrant, RFI Corporation, Del Medical Imaging Corp. and North Fork Business Capital Corporation (the “Lender”), upon Villa Sistemi Medicali S.p.A. becoming a wholly owned subsidiary of the registrant, the registrant was obligated to pledge 66% of the capital stock of Villa Sistemi Medicali S.p.A. to the Lender as additional security under the Loan Agreement. On January 26, 2006, the registrant satisfied this obligation by successfully consummating the pledge of 66% of the capital stock of Villa Sistemi Medicali S.p.A to the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: January 27, 2006	By:	/s/ Mark A. Koch
Name: Mark A. Koch
Title: Principal Accounting Officer and Treasurer